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                                                                       EXHIBIT 4



                             JOINT FILING AGREEMENT

        This will confirm the agreement by and among the undersigned that the
Schedule 13D, filed on or about this date, and any further amendments to the
Schedule 13D with respect to the beneficial ownership by the undersigned of shares of the common stock, par value $.001 per share, of Simplex Solutions, Inc. is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Dated:  May 3, 2002


                                        CADENCE DESIGN SYSTEMS, INC.



                                        By:   /s/ R.L. Smith McKeithen
                                            ____________________________________
                                              R.L. Smith McKeithen
                                              Senior Vice President, General
                                              Counsel and Secretary


                                        ZODIAC ACQUISITION, INC.



                                        By:  /s/ R.L. Smith McKeithen
                                            ____________________________________
                                              R.L. Smith McKeithen
                                              Secretary